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                                                                    EHHIBIT 24.1


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Schmitt and Juliette Williams Pryor as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Edwin M. Banks                        /s/ Christopher L. Rafferty
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Edwin M. Banks                            Christopher L. Rafferty



/s/ Peter C. Bentz                        /s/ George Schmitt
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Peter C. Bentz                            George Schmitt



/s/ Frederick Galland                     /s/ Joseph Thornton
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Frederick Galland                         Joseph Thornton



/s/ William R. Huff
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William R. Huff